SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
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     Rule 14a-6(e) (2) )
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
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                 Name of Registrant as Specified in its Charter

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      Name of Person(s) Filing Proxy Statement if other than the Registrant

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



                                AMERICAN MORTGAGE
                               ACCEPTANCE COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                       on

                                  June 9, 2004

                                  -------------

                                                                  April 30, 2004

To the Shareholders of American Mortgage Acceptance Company:

        NOTICE IS HEREBY GIVEN THAT the 2004 annual meeting of the holders of the common shares of beneficial interest of American Mortgage Acceptance Company ("our Company") will be held on Wednesday, June 9, 2004 at 10:00 A.M. (local time), at the law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York for the following purposes:

        (1) The election of five (5) trustees for a term of one year to expire in 2005;
        (2) The approval of an amendment to our Company's Second Amended and Restated Declaration of Trust to remove the $10,000 limitation on independent trustee compensation and give our board of trustees the discretion to set appropriate compensation levels;
        (3) The approval of an amendment to our Company's Amended and Restated Incentive Share Plan to (i) increase the overall number of options that are available under the plan to an amount equal to 10% of our Common Shares outstanding from time to time and
                (ii) remove the annual 3% maximum on the issuance of options;
        (4) The adjournment or postponement of the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the proposals;
        (5) The transaction of such other business as may properly come before the meeting.

        Our board of trustees recommends a vote "FOR" each of the proposals. The accompanying proxy statement contains additional information and should be carefully reviewed by shareholders.

        Our board of trustees has fixed the close of business on April 16, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                                           By Order of the Board of Trustees

                                           /s/ Stuart J. Boesky

                                           Stuart J. Boesky
                                           President and Chief Executive Officer


IT IS MOST IMPORTANT THAT YOU SUBMIT YOUR PROXY EITHER BY MAIL, TELEPHONE OR ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU DECIDE TO DO SO BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED STAMPED, SELF-ADDRESSED PROXY CARD.

YOUR FAILURE TO PROMPTLY RETURN THE PROXY INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD VOTE BY PHONE, INTERNET OR MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
                               625 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  INTRODUCTION

        The accompanying form of proxy is solicited on behalf of the board of trustees of American Mortgage Acceptance Company (which we refer to as "our Company," "we," "our" or "us") for use at the annual meeting of shareholders to be held Wednesday, June 9, 2004 at 10:00 A.M. (local time), at the law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, and at any adjournment or postponement thereof. On or about April 30, 2004, we first mailed these proxy materials to holders of record of our common shares at the close of business on April 16, 2004. Our executive offices are located at 625 Madison Avenue, New York, New York 10022 (telephone: (212) 588-1765).

        Common shares represented by properly executed proxy cards received by us at or prior to the annual meeting will be voted according to the instructions you indicate on the proxy card. If you do not give any instructions, the persons named on your signed proxy card intend to vote your common shares so represented "FOR" each of the proposals.

        You may revoke your proxy and reclaim your right to vote by (i) delivering to our secretary a written notice of revocation bearing a later date than the date of the proxy at or prior to the annual meeting, (ii) delivering to our secretary a duly executed, subsequently dated proxy with respect to the same common shares at or prior to the annual meeting, or (iii) attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, constitute revocation. Any written notice revoking a proxy should be delivered at or prior to the annual meeting to the attention of the Secretary, American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022.

        Our board of trustees recommends a vote "FOR" each of the proposals.

        As of April 16, 2004, approximately 8,338,180 common shares were outstanding, with each common share entitled to one vote on all matters that may come before the annual meeting.

                               RECENT DEVELOPMENTS

        On November 17, 2003, CharterMac, a Delaware statutory trust (AMEX:CHC), acquired the indirect ownership of our advisor, Related AMI Associates, Inc. ("our Advisor"), in connection with CharterMac's acquisition of all of the ownership interests of, and substantially all of the business operated by, Related Capital Company, LLC ("RCC"). As a result of the acquisition, two of our independent trustees, Peter T. Allen and Arthur P. Fisch, who are members of CharterMac's board of trustees, were no longer considered to be "independent" (as defined in our Declaration of Trust). Since our Declaration of Trust requires that a majority of our board of trustees be independent, Mr. Allen and Mr. Fisch voluntarily resigned from our board of trustees as of January 17, 2004.

        On January 28, 2004, in accordance with our Declaration of Trust which provides that a majority of remaining trustees may fill vacancies caused by the resignation of a trustee, Mr. Richard Rosan and Mr. Stanley Perla were appointed as independent trustees of our Company to fill the remaining terms of Messrs.

Allen and Fisch. Messrs. Rosan and Perla are both up for election for one-year terms expiring in 2005. See "Proposal #1: Election of Trustees," below.


                          PROPOSALS BEFORE THE MEETING

Proposal #1: Election of Trustees

        At the annual meeting, five trustees are to be elected for one-year terms expiring in 2005. All of the nominees are currently trustees of our Company. Trustees are elected by a plurality of the votes cast (assuming the presence of a quorum consisting of a majority of holders of our common shares, whether present in person or by proxy).

        Unless holders of our common shares otherwise specify, the common shares represented by duly executed proxies will be voted "FOR" the indicated nominees for election as trustees. Our board of trustees has no reason to believe that any of the nominees will be unable or unwilling to continue to serve as a trustee if elected. However, in the event that any nominee should be unable or unwilling to serve, the common shares represented by proxies received will be voted for another nominee selected by our board of trustees. Our board of trustees recommends a vote "FOR" each of the listed nominees.

        The following table sets forth information with respect to each nominee nominated to serve as a trustee for a term to expire in 2005.




Name of Trustee/
Nominee for Election   Age         Principal Occupation
--------------------   ---         --------------------

Stuart J. Boesky       47          Mr. Boesky is Chairman, the President and Chief Executive
                                   Officer of our Company and is the President and Director
                                   of our Advisor.  Mr. Boesky is also the Chief Executive
                                   Officer of CharterMac,  Chairman of PW Funding Inc. and
                                   Managing Director of RCC, two of CharterMac's
                                   subsidiaries.   Mr. Boesky is responsible for  our
                                   strategic planning and new business development.  He
                                   oversees all of CharterMac's and our Company's debt
                                   products, including CharterMac's portfolio investing and
                                   mortgage banking operations, capital markets, strategic
                                   planning and new product development.  Mr. Boesky
                                   practiced real estate and tax law with the law firm of
                                   Shipley & Rothstein from 1984-1986, when he joined RCC.
                                   From 1983-1984, he practiced law with the Boston office of
                                   Kaye, Fialkow, Richman and Rothstein. Previously, Mr.
                                   Boesky was a consultant at the accounting firm of
                                   Laventhol & Horwath. Mr. Boesky graduated with high honors from Michigan State University with a Bachelor of Arts
                                   degree and from Wayne State School of Law with a Juris
                                   Doctor degree.  He then received a Master of Laws degree
                                   in Taxation from Boston University School of Law. Mr.
                                   Boesky is a regular speaker at industry conferences and on television. Mr. Boesky is also a member of the board of
                                   directors of the National Association of Affordable
                                   Housing Lenders and the Investment Program Association.

Alan P. Hirmes         49          Mr. Hirmes is a managing trustee and the interim Chief
                                   Operating Officer of our Company and is the Senior Vice
                                   President of our Advisor.  Mr. Hirmes is also a Managing
                                   Trustee and the Chief Operating Officer of CharterMac, the



                                   President of RCC and a Board member of PW Funding.  Mr.
                                   Hirmes is responsible for managing the overall
                                   administration of CharterMac, RCC and the Company, as well as any new initiatives or special projects.  In addition,
                                   Mr. Hirmes oversees RCC's human resources, information
                                   technology and investor services departments and the joint venture development program.  Mr. Hirmes has been a
                                   Certified Public Accountant in New York since 1978.  Mr.
                                   Hirmes currently serves as Chairman Emeritus of the
                                   Affordable Housing Tax Credit Coalition, a national
                                   organization dealing with issues relating to the Tax
                                   Credit Program.  He is also a member of the Advisory Board of the Low Income Housing Tax Credit Monthly Report and of
                                   the National Housing Conference, and he serves on the
                                   Executive Board of the National Multi Housing Council.
                                   Prior to joining RCC in October 1983, Mr. Hirmes was
                                   employed by Weiner & Co., certified public accountants,
                                   where he specialized in real estate and partnership
                                   taxation. Mr. Hirmes graduated from Hofstra University
                                   with a Bachelor of Arts degree.  Mr. Hirmes will become
                                   our Chief Financial Officer and CharterMac's Chief
                                   Financial Officer on March 31, 2004, upon the resignation
                                   of Stuart Rothstein.


Scott M. Mannes        44          Mr. Mannes is an Independent Trustee. Mr. Mannes is a
                                   Managing Director of the Norseman Group, LLC, which is a
                                   credit focused mezzanine lender to single tenant property
                                   owners. Prior to Norseman, Mr. Mannes was a principal of
                                   Drawbridge Capital, LLC, a company providing consulting
                                   services to specialty and consumer finance companies.
                                   Prior to Drawbridge, Mr. Mannes was a key participant in
                                   the development and evolution of the investment banking
                                   and merchant banking operations during his nine-year
                                   tenure at ContiFinancial Corporation, most notably as
                                   Co-President of ContiFinancial Services Corporation. Prior
                                   to joining ContiFinancial in 1990, Mr. Mannes spent seven
                                   years with Financial Guaranty Insurance Company,
                                   developing the first financial guaranties applied to
                                   sub-prime mortgage loan securitizations. Mr. Mannes is a
                                   graduate of Statue University at Albany and received a
                                   Master of Public Administration degree from the
                                   Rockefeller School of Public Affairs and Policy at SUNY
                                   Albany.  Mr. Mannes is a member the audit committee, the
                                   nominating and governance committee and the compensation
                                   committee.

Stanley Perla          60          Mr. Perla is an Independent Trustee.  Mr. Perla, a
                                   licensed Certified Public Accountant, was with the firm of
                                   Ernst & Young LLP for 35 years, the last 25 of which he
                                   was a partner.  His area of expertise for the past 40
                                   years was real estate, and he was also responsible for the auditing of public and private companies.  Mr. Perla
                                   served as Ernst & Young's National Director of Real Estate
                                   Accounting, as well as on Ernst & Young's National
                                   Accounting and Auditing Committee.  He is an active member of the National Association of Real Estate Investment
                                   Trusts and the National Association of Real Estate
                                   Companies.  Mr. Perla also served on the real estate
                                   committees of the New York State




                                   Society of Certified Public Accounts and the American
                                   Institute of Certified Public Accountants. In addition,
                                   Mr. Perla has been a frequent speaker on real estate
                                   accounting issues at numerous real estate conferences. He
                                   is currently on the Board of Trustees and Chairman of the
                                   Audit Committee of Lexington Corporate Properties Trust
                                   and is a Vice President and the Director of Internal Audit
                                   of Vornado Realty Trust. Mr. Perla is the chairman of the
                                   audit committee and is a member of the nominating and
                                   governance committee.

Richard M. Rosan       62          Mr. Rosan is a Trustee of our Company and is the President
                                   of the Urban Land Institute ("ULI"), a post he has held
                                   since 1992. ULI, a globally focused organization with an
                                   international membership of over 20,000 real estate
                                   professionals,  is considered the preeminent "think tank"
                                   in land use development. In addition to the duties of
                                   leading ULI, Mr. Rosan is also the President of the ULI
                                   Foundation, the philanthropic arm of the Urban Land
                                   Institute.  Mr. Rosan is an architect and Fellow of the
                                   American Institute of Architects.  Prior to his service at
                                   ULI, Mr. Rosan spent 22 years in New York City in several
                                   capacities including 12 years with the City of New York,
                                   ending as its Economic Development Director, six years as
                                   President of the Real Estate Board of New York, and five
                                   years in the private development business working as
                                   Project Director on several large New York City
                                   development projects.  Mr. Rosan holds a B.A. from
                                   Williams College and a Masters of Architecture from The
                                   School of Architecture at the University of Pennsylvania.
                                   He completed Post Graduate work in Urban Planning at the
                                   University of Cambridge, England.  Mr. Rosan is a member
                                   of both the audit and compensation committees.

Proposal #2: Amendment of Declaration of Trust to Remove Limitation on Independent Trustee Compensation

        Our board of trustees has approved, and recommends that you authorize them to adopt and execute, an amendment to our Company's Second Amended and Restated Declaration of Trust (the "Declaration of Trust") to remove the limitation on compensation payable to our independent trustees.

        Our Declaration of Trust currently provides that the maximum compensation our independent trustees may receive is $10,000 per year for serving on our board of trustees. If the proposal is approved, we would amend our Declaration of Trust by removing the $10,000 limitation on independent trustee compensation and giving the board discretion to set appropriate compensation levels.

Overview

        Section 4.8 of our Declaration of Trust currently limits the amount of compensation independent trustees may receive for service on our board of trustees to $10,000 per year. This $10,000 limit on independent trustee compensation has been in our Declaration of Trust since we commenced operations in 1993. Since then, trustee and director compensation rates have increased, particularly recently in the wake of the additional responsibilities placed on independent trustees by the passage of the Sarbanes-Oxley Act of 2002. Our Advisor conducted a survey of five other mortgage REITs with similar equity market capitalizations to our Company, which indicated that the annual compensation we pay to our independent trustees was below the current market rate. In particular, annual compensation for the five surveyed REITs ranged from $15,000 to $30,000.

        In recognition of the current market-standard for independent trustee compensation, we believe that the $10,000 restriction should be removed in order to (i) allow us to set compensation for independent trustees at a level competitive with compensation paid to individuals in comparable positions in other public companies of similar size to ours and (ii) attract and retain qualified individuals to serve as independent trustees. Removing the current limitation on independent trustee compensation and providing our board of trustees with the authority to set compensation for independent trustees at an appropriate level will enable us to have the capability to attract and retain qualified persons to adequately represent our shareholders as independent trustees.

Effect of Amendment

        Section 4.8 currently reads as follows:

     "COMPENSATION. Independent Trustees shall be entitled to receive compensation for serving as Trustees at the rate of $10,000 per year. Additionally, Independent Trustees shall be reimbursed for travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings. Non-Independent Trustees shall not receive any compensation from the Trust. Nothing herein shall be construed to preclude any Non-Independent Trustee from serving the Trust in any other capacity as an officer, agent or otherwise, and receiving compensation therefor. Independent Trustees shall not perform any services for the Trust except as Trustees."

        As amended, Section 4.8 will read as follows:

     "COMPENSATION. Independent Trustees may receive fixed sums, Common Shares in the Trust or other compensation per year and/or per meeting and/or for any service or activity they perform or engage in as Trustees, as determined by resolution of the Board of Trustees. Additionally, Independent Trustees shall be reimbursed for travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings. Non-

     Independent Trustees shall not receive any compensation from the Trust. Nothing herein shall be construed to preclude any non-Independent Trustee from serving the Trust in any other capacity as an officer, agent or otherwise, and receiving compensation therefor. Independent Trustees shall not perform any services for the Trust except as Trustees."

        The effect of the proposed amendment would be the elimination of the $10,000 limitation on independent trustee compensation. By virtue of this change, our board of trustees will have the flexibility and discretion to determine the appropriate level of compensation in any given year.

        The affirmative vote of the holders of a majority of the outstanding common shares entitled to vote will be required to approve this amendment to our Declaration of Trust.

Our board of trustees has unanimously approved the amendment to our Declaration of Trust and recommends that you vote "FOR" the approval and adoption of the amendment.


Proposal #3: Expansion of our Amended and Restated Incentive Share Option Plan

        Our board of trustees has approved, and recommends that you authorize them to adopt and implement, an amendment to our Company's Incentive Share Option Plan (the "Plan") to (i) increase the overall number of options that are available under the Plan to an amount equal to 10% of our common shares outstanding from time to time and (ii) remove the annual 3% maximum on the issuance of options. Other than these two amendments, we are not proposing to change any other terms of the Plan.

        As of the date of this proxy, we have 193,863 common shares available for grant under the Plan. We feel that it is important for our future growth to provide incentives to our current management team as well as to attract and permit our Advisor to attract additional executives through the granting of share options, and we are asking you to approve expanding the Plan to increase the amount of options that may be granted each year and over the life of the Plan.

        A description of our current incentive share option plan may be found under the heading "Executive Compensation - Share Option Plan" on page 16 of this proxy statement.

Background

        Our board of trustees adopted our existing Plan to attract and retain qualified individuals to serve as trustees, officers and/or employees of our Company and our Advisor, as well as to align the financial interests of these individuals with the interests of our common shareholders generally (i.e., by providing them with substantial financial interests in our success). Our compensation committee, which is comprised of our independent trustees, administers the Plan. Our board of trustees believes that our Plan has helped us attain these desired results and is asking you to vote in favor of the proposed amendments to our Plan which, if approved, would increase the amount of options available under the Plan and allow for the continued operation of the Plan.

        Our existing Plan restricts the amounts of incentive awards which may be granted in two ways. First, it provides that options for no more than 383,863 options to purchase common shares may be granted over the life of the Plan (the "Life Maximum"), which was equal to 10% of the number of our common shares outstanding at the time of our restructuring in July, 1999. Second, it provides that, assuming our distributions per common share in the immediately preceding calendar year exceed $1.45 per common share, we may only grant options to purchase, in the aggregate, that number of common shares which is equal to 3% of any shares of beneficial interest outstanding as of December 31 of the immediately preceding calendar year (the "Annual Maximum").

        Other than the proposed modification to the Life Maximum and the elimination of the Annual Maximum, we are not proposing to change other terms of our Plan. Therefore, the requirements that (a) the exercise price of the options granted under the plan may not be less than the fair market value of our common shares on the date of grant; (b) the options have a maximum term of 10 years; and (c) options may only be granted if the distribution for the year prior to the grant year exceeds $1.45 per common share, will remain unchanged.

Proposed Amendment to Life Maximum

        Overview

        Our board of trustees believes that it is in our best interests to increase the Life Maximum to 10% of the aggregate number of common shares outstanding as of December 31 of the immediately preceding calendar year (subject to any limitations imposed by the national securities exchange or national quotation system upon which the Company is listed), which our management believes is generally the norm for other public companies of similar size to ours.

        If the amendment is approved by the requisite vote of the holders of our common shares, the current Life Maximum will be eliminated and our board of trustees will amend the incentive share option Plan to provide for a new Life Maximum that will be capped at the lesser of (1) 10% of the aggregate number of common shares outstanding on the date each option is granted and (2) the limit prescribed by the Listing Standards, Policies and Requirements of the American Stock Exchange, as amended from time to time (the "AMEX Rules") or any other policies and requirements of any other national securities exchange or national quotation system on which the Company is then listed.

        Effect of Amendment

        The effect of the change would be the imposition of a new cap on the issuance of options over the life of the Plan that would be more flexible than its predecessor (insofar as it would be tied to the growth of our Company). Nevertheless, in no event could we, or our board of trustees (or any committee thereof) increase the new Life Maximum without obtaining shareholder approval.

        Section 4 currently reads as follows:

        4.    Shares Subject to Plan

        Subject to adjustment as provided in Sections 13 and 14 below, the maximum number of Shares that may be issued and sold pursuant to Options granted under the Plan is ten (10%) percent of the number of Shares issued and outstanding on the date the Proposals are approved.

        The Company shall reserve for issuance, for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined, from time to time, by the Committee. If Options granted under the Plan shall expire or terminate for any reason without having been exercised in full, the Shares subject to the unexercised portions of such Options shall again be available for subsequent Award grants under the Plan. Shares issuable upon exercise of Options shall be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Committee.

        As amended, Section 4 will read as follows (strike-through indicates deletions, double underline indicates additions):

     4. Shares Subject to Plan

        (a) Maximum Number. Subject to adjustment as provided in Sections 13 and 14 below, the maximum number of Shares that may be issued and sold pursuant to Options granted under the Plan is (determined at the time each Option is granted) is the lesser of:

        (i) ten (10%) percent of the number of Shares outstanding on the date each Option is granted; and (ii) the limit prescribed by the Listing Standards, Policies, and Requirements of the American Stock Exchange, as amended from time to time, or any other applicable policies and requirements of any other national securities exchange or national quotation system on which the Shares are then listed.

        (b) Reservation of Shares. The Company shall reserve for issuance, for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined, from time to time, by the Committee. If Options granted under the Plan shall expire or terminate for any reason without having been exercised in full, the Shares subject to the unexercised portions of such Options shall again be available for subsequent Award grants under the Plan. Shares issuable upon exercise of Options shall be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Committee.

        As of the date of this proxy statement, if the amendment is approved, the Life Maximum will be increased from 383,863 common shares to 833,8180 common shares based upon the current outstanding amount of common shares, as this amount may be increased from time to time as a result of an increase in the aggregate number of outstanding common shares.

Elimination of Annual Maximum

        Overview

        The Annual Maximum limitation in our current Plan restricts our ability to grant options to purchase, in the aggregate, more than 3% of any shares of beneficial interest outstanding as of December 31 of the immediately preceding calendar year. Our board of trustees feels that our Company requires the ability to provide additional incentives to all of our personnel which will further align the interests of our and/or our Advisor's employees with our shareholders. Our board of trustees believes this will maximize value for our shareholders and, therefore, believes that it is in our best interests to eliminate the Annual Maximum.

        Effect of Amendment

        The effect of this amendment would be the elimination of the restriction on our compensation committee to grant options to purchase more than 3% of any shares of beneficial interest outstanding as of December 31 of the immediately preceding calendar year. This change will more closely align our plan with incentive share plans of other public companies of similar size to ours, and assist us in attracting and retaining individuals to serve as trustees, officers and/or employees of our Company or our Advisor. By virtue of this change, the compensation committee of our board of trustees will have the flexibility and discretion, subject to the Life Maximum, to determine the appropriate levels of option grants in any given year.

        Section 6(b) currently reads as follows:

        (b) Share Limitation. Subject to the limitation set forth in Section 4, if the Company's distributions per Share from cash available for distributions ("CAD") in the immediately preceding calendar year exceed $1.45 per Share, the Committee will have the authority to issue Options to purchase, in the aggregate, that number of Shares which is equal to three (3%) percent of the Shares outstanding as of December 31 of the immediately preceding calendar year. If the Committee does not grant the maximum number of Options in any year, the excess of the number of authorized Options which the Committee could have granted over the number of Options actually granted in such year will be added to the number of Options which the Committee is authorized to grant in the next succeeding year and will be available for grant to Participants by the Committee in such succeeding year. "CAD" shall mean cash available for distribution, which shall consist of the Company's net income (as determined pursuant to GAAP) adjusted for certain non-cash charges (as determined pursuant to
        GAAP).

        As amended, Section 6(b) will read as follows (strike-through indicates deletions, double underline indicates additions):

        (b) Share Limitation. Subject to the limitation set forth in Section 4, if the Company's distributions per Share from cash available for distributions ("CAD") in the immediately preceding calendar year exceed $1.45 per Share, the Committee will have the authority to issue Options. "CAD" shall mean cash available for distribution, which shall consist of the Company's net income (as determined pursuant to GAAP) adjusted for certain non-cash charges (as determined pursuant to GAAP).

        The affirmative vote of a majority of the votes cast will be required to approve these amendments to our Incentive Share Option Plan.

        Our board of trustees has unanimously approved the amendments to our Incentive Share Option Plan and recommends that you vote "FOR" the approval and adoption of the amendments.

                                   MANAGEMENT

        Our board of trustees directs the management of the business of our Company but retains our Advisor to manage our day-to-day affairs. Our Advisor is indirectly owned by CharterMac. Our board of trustees delegates to our Advisor responsibilities with respect to, among other things, overseeing our portfolio of assets and acquiring and disposing of investments.

Meetings and Attendance

        During 2003, our board of trustees held fourteen meetings, the audit committee held four meetings and the compensation committee held one meeting. The average attendance in the aggregate of the total number of board of trustees and committee meetings was 79%, and no trustee attended fewer than 75% of the aggregate of all meetings of the board of trustees and applicable committee meetings.

        Our Company does not have a formal policy requiring trustees to be present at annual meetings, although we do encourage their attendance. All of our then trustees attended the 2003 annual meeting.

Trustees and Executive Officers

        The trustees and executive officers of our Company are as follows:



                                                                         Year First Became
Name                          Age              Office Held               Officer/Trustee         Term Expires
----                          ---              -----------               ---------------         ------------
Stuart J. Boesky              47      Chairman of the Board,
                                      Chief Executive Officer and
                                      President                                 1991                2004

Alan P. Hirmes                49      Managing Trustee and
                                      Interim Chief Operating Officer(1)        1991                2004

Scott M. Mannes               44      Managing Trustee (Independent)            2001                2004

Stanley Perla                 60      Managing Trustee (Independent)            2004                2004

Richard Rosan                 62      Managing Trustee (Independent)            2004                2004

Stuart A. Rothstein           38      Executive Vice President &
                                      Chief Financial Officer(2)                2002                  --

Denise L. Kiley               44      Senior Vice President                     1999                  --

Marc D. Schnitzer             43      Senior Vice President                     1999                  --


Biographical information with respect to Messrs. Boesky, Hirmes, Mannes, Perla and Rosan is set forth under "PROPOSALS BEFORE THE MEETING; Proposal #1:
Election of Trustees " above.

DENISE L. KILEY is a Senior Vice President of our Company. Ms. Kiley is a Managing Trustee and the Chief Credit Officer of CharterMac, the Chief Operating Officer of RCC and a member of the board of directors of PW Funding Inc. Ms. Kiley is the Director of the Asset Management and Underwriting Divisions, where she is responsible for overseeing the due diligence and asset management of all


--------

1 Mr. Hirmes will become the Chief Financial Officer of our Company on March 31, 2004 upon the resignation of Stuart Rothstein.

multifamily residential properties invested in by CharterMac, our Company and RCC. Prior to joining RCC in 1990, Ms. Kiley was a First Vice President with Resources Funding Corporation, where she was responsible for acquiring, financing, and asset managing multifamily residential properties. From 1981-1985 she was an auditor with Price Waterhouse. Ms. Kiley is a Member of the Advisory Committee for the Joint Center for Housing at Harvard University; she is on the Multifamily Leadership Board for the National Association of Home Builders; and she is a member of the National Housing & Rehabilitation Association. Ms. Kiley received a Bachelor of Science degree in accounting from The Carroll School of Management at Boston College.

MARC D. SCHNITZER is a Senior Vice President of our Company. Mr. Schnitzer is a Managing Trustee and President of CharterMac, the Chief Executive Officer of RCC and a member of the board of directors of PW Funding Inc. Mr. Schnitzer directs RCC's Tax Credit Group, which has invested in excess of $4.5 billion in affordable housing tax credit properties since 1987. Mr. Schnitzer is also responsible for structuring and marketing RCC's institutional tax credit offerings. Mr. Schnitzer is a member of the executive committee of the board of directors of the National Multi Housing Council and a Vice President and member of the Executive Committee of the Affordable Housing Tax Credit Coalition. He is a frequent speaker at industry conferences sponsored by the National Council of State Housing Agencies and the National Housing and Rehabilitation Association. Mr. Schnitzer joined RCC in 1988 after receiving a Master of Business Administration degree from The Wharton School of The University of Pennsylvania in December 1987. From 1983-1986, Mr. Schnitzer was a Financial Analyst in the Fixed Income Research Department of The First Boston Corporation, an international investment bank. Mr. Schnitzer received a Bachelor of Science degree, summa cum laude, in Business Administration from the School of Management at Boston University in 1983.

Other Officers of Our Company

        Other officers of our Company are as follows:

JOHN J. SOREL, 43, is a Senior Vice President of our Company and is a Senior Vice President of RCC. Mr. Sorel is responsible for overseeing construction risk management and loan servicing for us. Prior to joining RCC in November 1999, Mr. Sorel was a Vice President for BankBoston in its real estate department from 1993-1999, where he originated and managed over $150 million of corporate and construction loan facilities for the low-income housing tax credit industry. From 1991-1993, Mr. Sorel worked as an Assistant Vice President for Recoll Management. Mr. Sorel holds a Bachelor of Arts degree in economics from Syracuse University.

MARK J. SCHLACTER, 53, is a Vice President of our Company and is responsible for our mortgage acquisition programs. Mr. Schlacter is also a Vice President of RCC and has been with RCC since June 1989. Prior to joining RCC, Mr. Schlacter garnered 16 years of direct real estate experience, covering retail and residential construction, single and multifamily mortgage origination and servicing, commercial mortgage origination and servicing, property acquisition and financing, and mortgage lending program underwriting and development. He was a Vice President with Bankers Trust Company from 1986 to June 1989, and held prior positions with Citibank, Anchor Savings Bank and the Pyramid Companies covering the 1972-1986 period. Mr. Schlacter holds a Bachelor of Arts degree in political science from Pennsylvania State University.

GARY PARKINSON, 55, is the Controller of our Company. Mr. Parkinson is also an Assistant Vice President of RCC. Mr. Parkinson has been a Certified Public Accountant in New York since 1987. Prior to joining RCC in September 2000, Mr. Parkinson was employed by American Real Estate Partners, L.P. from July 1991 to September 2000, Integrated Resources, Inc. from August 1988 to July 1991 and Ernst and Young from September 1984 to August 1988. Mr. Parkinson graduated from Northeastern University and The Johnson Graduate School of Business at Cornell University.

TERESA WICELINSKI, 38, is the Secretary of our Company. Ms. Wicelinski joined RCC in June 1992, and prior to that date was employed by Friedman, Alpren & Green, certified public accountants. Ms. Wicelinski graduated from Pace University with a Bachelor of Arts Degree in accounting.

Committees of the Board of Trustees

        Our board of trustees has standing audit, compensation and nominating and governance committees. The audit committee's duties include the periodic review of our financial statements and meetings with our independent auditors. The audit committee must have three members and be comprised solely of independent trustees. The audit committee held four meetings during our fiscal year ended December 31, 2003 and is currently comprised of Messrs. Mannes, Perla and Rosan, each of whom the board of trustees has determined is independent within the meaning of SEC regulations and the listing standards of the American Stock Exchange. In addition, our board of trustees has determined that Mr. Perla is qualified as an audit committee financial expert within the meaning of SEC regulations and the listing standards of the American Stock Exchange.

        The compensation committee's duties include the determination of compensation, if any, of our executive officers and of our Advisor and the administration of our Incentive Share Option Plan. The compensation committee must have at least two members and be comprised solely of independent trustees. The compensation committee held one meeting during our fiscal year ended December 31, 2003 and is currently comprised of Messrs. Mannes and Rosan, each of whom the board of trustees has determined is independent within the meaning of SEC regulations and the listing standards of the American Stock Exchange.

        The nominating and governance committee's duties include recommending to the Board, for its approval, the Trustee nominees for election at any annual or special meeting of our shareholders and overseeing the our compliance with legal and regulatory requirements pertaining to corporate governance, including the corporate governance listing requirements of the American Stock Exchange. The nominating and governance committee must have at least two members and be comprised solely of independent trustees. The nominating and governance committee was formed on March 10, 2004 and therefore did not hold any meetings during our fiscal year ended December 31, 2003. The nominating and governance committee is currently comprised of Messrs. Mannes and Perla, each of whom the board of trustees has determined is independent within the meaning of SEC regulations and the listing standards of the American Stock Exchange.

        The following requirements are set forth in our Declaration of Trust to help our nominating and governance committee identify trustee nominees:

     o  a majority of trustees must at all times be independent trustees;
     o a trustee must be an individual at least 21 years of age who is not under legal disability;
     o a trustee must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage mortgage investments; and
     o at least one independent trustee must have at least three years of relevant real estate experience.

         Any shareholder entitled to vote at the annual meeting may submit a nomination for a trustee. However, any shareholder entitled to vote at the annual meeting generally may nominate one or more persons for election as trustees at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to our Secretary not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of trustees, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of our shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated by the Board of Trustees; and (e) the consent of each nominee to serve as a Trustee of the Trust, if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        The nominating and governance committee is responsible for recommending to the Board for approval a set of corporate governance guidelines and a code of business conduct. The nominating and governance committee is in the process of reviewing these documents and we expect to include the final versions in the definitive proxy statement.


Communication with Trustees

        You may communicate directly with the board of trustees of our Company by sending correspondence to our Company's Secretary at: Secretary, American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022. The sender should indicate in the address whether it is intended for the entire board, the independent trustees as a group, or to an individual trustee. Each communication intended for the board or independent trustees received by the Secretary will be promptly forwarded to the intended recipients in accordance with the sender's instructions.

Our Advisor

        The officers of our Advisor provide services to our Company. All of the voting shares of our Advisor are indirectly owned by CharterMac.

        The directors and officers of our Advisor are set forth below.

Related AMI Associates, Inc.
                                                             Year First Became
Name                     Age          Offices Held           Officer/Director
----                     ---          ------------           ----------------

Stuart J. Boesky         47      Director and President       1991

Alan P. Hirmes           49      Senior Vice President        1991

Michael J. Brenner       58      Director                     1999

Gary Parkinson           55      Treasurer                    2000

Teresa Wicelinski        38      Secretary                    1998

Biographical information with respect to Mr. Parkinson and Ms. Wicelinski is set forth under "Other Officers of Our Company" above and with respect to Messrs. Hirmes and Boesky is set forth under "PROPOSALS BEFORE THE MEETING -- Proposal #1: Election of Trustees" above.

MICHAEL J. BRENNER is a Director of our Advisor, and is the Executive Vice President and Chief Financial Officer of The Related Companies, LP ("TRCLP"). TRCLP owns a 15.4% economic interest in CharterMac. Prior to joining TRCLP in 1996, Mr. Brenner was a partner with Coopers & Lybrand, having served as managing partner of its Industry Programs and Client Satisfaction initiatives from 1993-1996, managing partner of the Detroit group of offices from 1986-1993 and Chairman of its National Real Estate Industry Group from 1984-1986. Mr. Brenner graduated summa cum laude from the University of Detroit with a Bachelors degree in Business Administration and from the University of Michigan with a Masters of Business Administration, with distinction.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and trustees, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission. These persons are required by regulation of the Commission to furnish us with copies of all
Section 16(a) forms they file.

        During the fiscal year ended December 31, 2003, one of our executive officers, Stuart J. Boesky, did not comply with all applicable Section 16(a) filing requirements. Mr. Boesky purchased shares of our Company through a partnership in which he is a 25% equity holder on July 18, 2003 and he did not file the applicable Section 16(a) filing until July 25, 2003, which is longer than the two business day requirement of the Securities and Exchange Commission for filing Section 16(a) filings. Other than Mr. Boesky, the remaining trustees, executive officers and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

Trustees and Management

        We currently have five executive officers2 and five trustees (three of whom are independent trustees). We do not pay or accrue any fees, salaries or other forms of compensation to our officers other than options which may be received under the Share Option Plan. Independent trustees receive compensation for serving as independent trustees at the rate of $10,000 per year payable in cash, in addition to an expense reimbursement for attending meetings of our board of trustees. Independent trustee compensation is the subject of Proposal #2 which is to be voted on at the annual meeting. See "PROPOSALS BEFORE THE MEETING - Proposal #2: Amendment of Declaration of Trust to Remove Limitation on Independent Trustee Compensation".

        Our Advisor, at its expense, provides all personnel necessary to conduct our regular business. Our Advisor receives various fees and reimbursements for advisory and other services performed under our Advisory Agreement, as further described in the "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Advisory Agreement" section of this Proxy Statement. An affiliate of our Advisor pays all salaries, bonuses and other compensation (other than options which may be received under the Share Option Plan) to the officers of our Advisor (including such officers who also serve as officers of our Company). Certain officers of our Advisor and certain officers of our Company receive compensation from our Advisor and its affiliates for services performed for various affiliated entities, which may include services performed for us. Such compensation may be based in part on our performance; however, our Advisor believes that any such compensation attributable to services performed for us is immaterial.

Share Option Plan

        We have adopted an Incentive Share Option Plan (the "Plan"), the purpose of which is (i) to attract and retain qualified persons as trustees and officers and (ii) to incentivize and more closely align the financial interests of our Advisor and its employees and officers with the interests of the holders of our common shares by providing our Advisor with a substantial financial interest in our success. The compensation committee, which is comprised of Messrs. Mannes and Rosan, administers the Plan. Pursuant to the Plan, if our distributions per common share in the immediately preceding calendar year


--------

2 Upon the resignation of Stuart A. Rothstein on March 31, 2004, we will only have four executive officers.

exceed $1.45 per common share, the compensation committee has the authority to issue options to purchase, in the aggregate, that number of common shares which is equal to three percent of the common shares outstanding as of December 31 of the immediately preceding calendar year, provided that the compensation committee may only issue, in the aggregate, options to purchase a maximum number of common shares over the life of the Plan equal to 383,863 common shares ( i.e., 10% of the common shares outstanding on December 31, 1999, the end of the year in which our common shares commenced trading on the American Stock Exchange). The increase in the amount of options available under the Plan and the removal of the three percent limitation are the subject of Proposal #3 which is to be voted on at the annual meeting. See "PROPOSALS BEFORE THE MEETING - Proposal #3: Amendment of Incentive Share Option Plan".

        Subject to the limitations described in the preceding paragraph, if the compensation committee does not grant the maximum number of options in any year, then the excess of the number of authorized options over the number of options granted in such year will be added to the number of authorized options in the next succeeding year and will be available for grant by the compensation committee in such succeeding year.

        All options granted by the compensation committee will have an exercise price equal to or greater than the fair market value of the common shares on the date of the grant. The maximum option term is ten years from the date of grant. All common share options granted pursuant to the Plan may vest immediately upon issuance or in accordance with the determination of the compensation committee. No options were granted for the years ended December 31, 1999, December 31, 2000, and December 31, 2001. In 2002, we distributed $1.51 per common share. Therefore, the compensation committee was authorized to issue options for the year ended December 31, 2002. On April 11, 2003, the compensation committee granted 190,000 options to 25 employees of RCC and to our Advisor. In 2003, we distributed $1.60 per common share. Therefore, the compensation committee is authorized to issue options for the year ended December 31, 2003. To date, there have not been any options issued.

Report of the Compensation Committee

        The compensation committee of our board of trustees is comprised of two independent trustees (Messrs. Rosan and Mannes). The role of the compensation committee is to administer the policies governing the Plan. Because we do not pay salaries and bonuses to our officers or our Advisor, the compensation committee does not determine executives' salary levels. Subject to the restrictions contained in the Plan, option compensation is intended to be set at a level competitive with the amounts paid to the management of similarly sized companies in similar industries. The compensation committee also evaluates the performance of management when determining the number of options to be issued.

        Our grants of share options are structured to link the compensation of our officers and the officers and employees of our Advisor with our performance. Through the establishment of the Plan, we have aligned the financial interests of our executives (and the executives and employees of our Advisor) with the results of our performance, which is intended to enhance shareholder value. The compensation committee may only grant options if certain performance levels are met and is limited in the number of options which may be granted each year (See "Share Option Plan" above). The amount of options which may be granted will be set at levels that the compensation committee believes to be consistent with others in our industry, with such compensation contingent upon our level of annual and long-term performance.

        Section 162(m) was added to the Internal Revenue Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the Chief Executive Officer and the other executive officers to the extent that compensation of a particular executive exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. It is our goal to have compensation paid to our executive officers qualify as performance-based compensation deductible for federal income tax purposes under Section 162(m). Given the fact that we are currently externally managed and the only compensation that currently may be paid to our executive officers are options pursuant to the Plan, it is unlikely that Section 162(m) will present any concerns.

                                                   COMPENSATION COMMITTEE

                                                         Scott Mannes
                                                         Richard Rosan


Stock Performance Graph

        The following stock performance graph compares our performance to the S&P 500 and the NAREIT Mortgage REIT Index. The graph assumes a $100 investment on July 1, 1999 (which is the month in which our common shares commenced trading on the American Stock Exchange). All stock price performance figures include the reinvestment of dividends.

[CHART OMITTED]

[CHART OMITTED]


Cumulative Total Return
                        7/1/99     12/99       12/00    12/01       12/02        12/03
                        ------     -----       -----    -----       -----        -----
AMAC                  $  100.00  $  74.05    $  78.78    $161.93     $175.36      $223.61
S & P 500                100.00    107.71       97.90      86.26       67.20        86.48
NAREIT MORTGAGE          100.00     58.84       68.23     121.00      158.60       249.61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of April 16, 2004, no one was known by us to be the beneficial owner of more than five percent of the outstanding common shares of our Company. 3

        As of April 16, 2004, trustees and executive officers of our Company and directors and executive officers of our Advisor own, directly or beneficially, common shares as follows 4:



                                                                                 Amount and Nature of
Name                            Title                                            Beneficial Ownership            Percent of Class
----                            -----                                            --------------------            ----------------

Stuart J. Boesky                Chairman, President and                          119,971 Common Shares(1)(2)           1.44%
                                CEO of our Company and Director
                                and President of our Advisor


Alan P. Hirmes                  Trustee and Interim COO                          106,471 Common Shares(1)              1.28%
                                of our Company, SVP of Advisor


Stanley Perla                   Trustee of our Company                                 0 Common Shares                 --

Richard Rosan                   Trustee of our Company                                 0 Common Shares                 --

Scott M. Mannes                 Trustee of our Company                                 0 Common Shares                 --

Stuart A. Rothstein             Executive Vice President                          17,333 Common Shares(3)              *(4)

Denise L. Kiley                 Senior VP of our Company                          94,471 Common Shares(1)              1.13%

Marc D. Schnitzer               Senior VP of our Company                          94,471 Common Shares(1)              1.13%

Michael J. Brenner              Director of our Advisor                            2,500 Common Shares                 *

All Executive Officers and trustees and directors of
our Company and our Advisor as a group (8 persons)                               156,643 Common Shares(1)(3)           1.69%

1  92,858 of these common shares are owned by RelCap Holdings, LLC, of which Messrs. Hirmes, Boesky Schnitzer and Ms. Kiley are equity owners.
2  4,000 of these common shares are owned by the Eastside Investment Partners, of which Mr. Boesky is a 25% equity owner.
3  Includes 17,333 options to purchase Common Shares (which are exercisable within 60 days).


*  Less than 1% of the common shares outstanding


--------

3 Share amounts are as of March 24, 2004 and will be updated/confirmed upon filing of the definitive proxy with the Securities and Exchange Commission

4 Mr. Rothstein has announced he will resign as of March 31, 2004. The definitive proxy will delete reference to his share ownership.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have and will continue to have certain relationships with our Advisor and its affiliates. However, there have been no direct financial transactions between us and our trustees and officers or the directors and officers of our Advisor.



Advisory Agreement

        Our Company and our Advisor entered into an Advisory Agreement pursuant to which our Advisor is obligated to use its best efforts to seek out and present to us, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with our investment policies and objectives and consistent with investment programs our board of trustees may adopt from time to time in conformity with our Declaration of Trust.

        Although our board of trustees has continuing exclusive authority over our management, the conduct of its affairs, and the management and disposition of our assets, our board of trustees has delegated to our Advisor, subject to the supervision and review of our board of trustees and consistent with the provisions of our Declaration of Trust, the power and duty to: (i) obtain, furnish and/or supervise the services necessary to perform any ministerial functions in connection with the management of our day-to-day operations; (ii) seek out and present to us, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with our investment objectives and policies as adopted by our trustees from time to time; (iii) exercise absolute discretion, subject to our trustees' review, in decisions to originate, acquire, retain, sell or negotiate for the prepayment or restructuring of mortgages and our other investments; (iv) recommend investment opportunities consistent with our investment objectives and policies and negotiate on our behalf with respect to potential investments or the disposition thereof; (v) upon request, cause an affiliate to serve as the mortgagee of record for our mortgages if such affiliate is qualified to do so and in that capacity to hold escrows on behalf of mortgagors in connection with the servicing of mortgages, which it may deposit with various banks including banks with which it may be affiliated; (vi) obtain for us such other services as may be required in acquiring or disposing of investments, disbursing and collecting our funds, paying our debts and fulfilling our obligations, and handling, prosecuting and settling any of our claims, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (vii) obtain for us such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to our investment portfolio; (viii) evaluate, structure and negotiate potential prepayments or sales of mortgages and other investments and, if applicable, coordinate with government agencies and Fannie Mae and Freddie Mac in connection therewith; (ix) monitor annual participating interest payments, monitor operations and expenses of the developments, and verify computations of annual Participating Interest payments; (x) from time to time, or as requested by our board of trustees, make reports to us as to its performance of the foregoing services; and (xi) do all things necessary to assure its ability to render the services contemplated herein.

        Our Advisory Agreement is renewable annually by us, subject to an evaluation of the performance of our Advisor by our board of trustees. Our Advisory Agreement may be terminated (i) without cause by our Advisor or (ii) for Cause by a majority of the independent trustees, each without penalty, and each upon 60 days' prior written notice to the non-terminating party.

        Pursuant to the terms of our Advisory Agreement, our Advisor is entitled to receive the fees and other compensation set forth below:



        Fees/Compensation/Points*           Amount
        -------------------------           ------



        Asset Management Fee                Equal to .625% on existing Original Mortgage
                                            Investments; .355% on new Original Mortgage
                                            Investments; .355% on investment grade Additional
                                            Mortgage Investments;  .750% on non-investment
                                            grade Additional Mortgage Investments; and 1.000%
                                            on  unrated Additional Mortgage Investments.**

        Annual Incentive Fee                Subject to (1) a minimum annual distributions
                                            being made to Shareholders from CAD of $1.45 per
                                            Share and (2) our Company achieving at
                                            least annual GAAP net income per share of $1.60
                                            (net of the Annual Incentive Fee), our Advisor
                                            shall be entitled to receive incentive
                                            compensation for each fiscal year in an amount
                                            equal to the product of: (A) 25% of the dollar
                                            amount by which (1) (a) Funds From Operations of
                                            our Company (before the Annual Incentive Fee) per
                                            Share (based on the weighted average number of
                                            common shares  outstanding), plus (b) gains (or
                                            minus losses) from debt restructuring and sales
                                            of property per share (based on the weighted
                                            average number of common shares outstanding),
                                            exceed (2) an amount equal to the greater of: (a)
                                            (i) the weighted average of (x) $20 (the price
                                            per Share of the initial public offering) and (y)
                                            the prices per Share of any secondary offerings
                                            by our Company multiplied by (ii) the Ten-Year
                                            U.S. Treasury Rate plus 2% per annum; and (b)
                                            $1.45 multiplied by (B) the weighted average
                                            number of common shares outstanding during such
                                            year.


        Origination Points                  Advisor receives, with respect to each mortgage
                                            investment originated by us, a portion of the
                                            origination points paid by borrowers equal to up
                                            to 1% of the principal amount and we receive the
                                            portion of the origination points paid by
                                            borrowers in excess of 1% of the principal amount
                                            of such mortgage investment.

        Operating Expense Reimbursement     For direct expenses incurred by our Advisor.


---------------
* Our Advisor is also permitted to earn miscellaneous compensation, which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees. The payment of any such compensation is generally limited to the competitive rate for the services being performed.

** "Original Mortgage Investments" means investments authorized under our original investment policy, which include originated Mortgages, acquired Mortgages and additional loans (and within such terms are also included REMICS, CMOs, GNMA, FHA and FHLMC Pass-Through Certificates). "Additional Mortgage Investments" shall mean uninsured mortgage loans, construction loans, bridge loans, mezzanine loans, mortgage derivatives, and commercial mortgage backed securities ("CMBS") subordinated interests (including subordinated interests in CMBS).



Incentive Share Options                     Our Advisor may receive options to acquire
                                            additional common shares pursuant to our
                                            Incentive Share Option Plan only if our
                                            distributions in any year exceed $1.45 per common
                                            share and the compensation committee of our board
                                            of trustees determines to grant such options.

        Our Advisor may engage in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to ours, or act as Advisor to any other person or entity having investment policies whether similar or dissimilar to ours. Before our Advisor, the officers and directors of our Advisor and all persons controlled by our Advisor and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present such investment opportunity to us if (i) such opportunity is of a character which could be taken by us, (ii) such opportunity is compatible with our investment objectives and policies and (iii) we have the financial resources to take advantage of such opportunity.

        The Declaration of Trust and Advisory Agreement provide that we will indemnify our Advisor and its affiliates under certain circumstances.

        Our Advisor is entitled to subcontract its obligations under our Advisory Agreement to an affiliate. In accordance with the foregoing, our Advisor has assigned its rights and obligations to RCC.

        Pursuant to our Advisory Agreement, our Advisor is entitled to receive as compensation a number of shares equal to 1% of all common shares issued by us. In connection with a 1,955,000 common share offering we completed in April, 2003, our Advisor was issued 19,550 common shares. These shares were subsequently distributed to RelCap Holdings, LLC.

Affiliated Transactions

        In September 2003, we and our Advisor agreed to amend the Advisory Agreement regarding the payment of an incentive management fee to the Advisor. Under the terms of the amended agreement, there is no change to the calculation of the incentive management fee. However, the incentive management fee is only earned by the Advisor if the Company attains $1.60 in GAAP earnings per share for the calendar year. Based on the amendment to the agreement and the our 2003 earnings per share of $1.52, the we did not pay the Advisor an incentive management fee in 2003.

        Also in September 2003, we entered into a letter of agreement with PW Funding Inc. ("PWF"), a subsidiary of CharterMac, which is the parent of our Advisor , under which we transferred and assigned all of our rights and obligations to the two loans we originated under our Fannie Mae Virtual DUS program to PWF. There was no payment made or received by us in connection with this transfer. CharterMac has agreed to guarantee PWF's performance with regard to this program, which in turn, allowed for the release of approximately $8.3 million in collateral pledged by us to secure our obligations under the loan program. In turn, we indemnified PWF against any losses to Fannie Mae on the loans and indemnified CharterMac against any obligation under its guaranty. The maximum aggregate exposure to us under this agreement is approximately $7.5 million. However, we believe that we will not be called upon to fund any of these guarantees and, accordingly, that the fair value of the guarantees is insignificant.

        In October 2003, we purchased nine taxable revenue bonds at a discount (99% of par) from CharterMac in the amount of $7.6 million. The nine taxable revenue bonds, each of which is secured by a first mortgage position, held by CharterMac, on a multifamily property, carry a weighted average interest rate of 8.69%. The price paid was determined by an independent third party valuation of the taxable revenue bonds. This transaction was approved by the independent members of our Board of Trustees.

        On October 15, 2003, we funded a bridge loan to Related Capital Guaranteed Corporate Partners II, L.P. Series A, an affiliate of our Advisor, in the approximate amount of $1.3 million. We received a fee of $10,000 for funding the loan. The loan was repaid on October 31, 2003.


        During 2003, the Advisor agreed to waive approximately $67,000 in asset management fees relating to additional work the Advisor performed on certain properties owned by us which were acquired as the result of us foreclosing on troubled loans. As the Advisor was paid a fee at the time the loans were originated, the Advisor agreed to waive certain additional fees to which it was entitled.

        In December 2003, we borrowed approximately $11.3 million from CharterMac in order to aid in the purchase of the Concord at Gulfgate first mortgage in the total amount of $14.1 million. CharterMac charged us interest at an annual rate of 3.17% on the borrowings, which was based on LIBOR plus 2%, which is the same rate paid by us on our Fleet Warehouse Facility. Shortly thereafter, we received a loan from Fleet on the warehouse facility in the amount of $14 million, the proceeds of which were used to repay the loan to CharterMac.


                        ACCOUNTING AND AUDIT INFORMATION

Audit Committee Charter

        On August 4, 2003, our board of trustees adopted the following Audit Committee Charter. The Audit Committee Charter will be reviewed by the audit committee each year:


I. PURPOSE

The Audit Committee is established by and amongst the board of trustees for the primary purpose of assisting the board in:

     o  overseeing the integrity of the Company's financial statements,
     o overseeing the Company's compliance with legal and regulatory requirements,
     o  overseeing the independent auditor's qualifications and independence,
     o  overseeing the performance of the Company's independent auditor, and
     o overseeing the Company's system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, and our board of trustees.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisers that the Audit Committee chooses to engage.

The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Audit Committee will report regularly to our board of trustees regarding the execution of its duties and responsibilities.


II. COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more trustees as determined by the board, each of whom shall be independent trustees (as defined by all applicable rules and regulations), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the board, would interfere with the exercise of his or her independent judgment as a member of the audit committee. Each trustee shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on the audit committee as set forth in the corporate governance standards of the American Stock Exchange. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices. The board shall determine whether at least one member of the Audit Committee qualifies as an "audit committee financial expert" in compliance with the criteria established by the SEC and other relevant regulations. At such time that the presence of an "audit committee financial expert" is required by the Sarbanes-Oxley Act of 2002, the Company will disclose, in periodic filings as required by the SEC, (i) the name of the "audit committee financial expert" and whether or not he or she is independent, or (ii) the reason for the absence of a current "audit committee financial expert". Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The board has determined that simultaneous service on more than one audit committee would not impair the ability of any trustee to effectively serve on the Company's Audit Committee.

The members of the Audit Committee shall be elected by the board at the annual organizational meeting of the board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Audit Committee absent members of management and on such terms and conditions as the Audit Committee may elect. As part of its job to foster open communication, the Audit Committee should meet periodically with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee should meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations".


III. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports/Accounting Information Review

1. Review this Charter periodically, at least annually, and recommend to the board of trustees any necessary amendments as conditions dictate.

2. Review and discuss with management the Company's annual financial statements, quarterly financial statements, and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).

3. Recommend to the board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditors the 10-Q prior to its filing (or prior to the release of earnings).

4. Review earnings press releases with management, including review of "pro-forma" or "adjusted" non-GAAP information.

5. Discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

Independent Auditors

6. Appoint (subject to shareholder ratification, if applicable), compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the audit committee and the audit committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise. The audit committee will review the experience and qualifications of senior members of the independent audit team annually and ensure that all partner rotation requirements, as promulgated by applicable rules and regulations, are executed. The audit committee will also consider whether the auditor's performance of permissible nonaudit services is compatible with the auditor's independence.

7. Review with the independent auditor any problems or difficulties and management's response; review the independent auditor's attestation and report on management's internal control report; and hold timely discussions with the independent auditors regarding the following:

     o  all critical accounting policies and practices;
     o all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;
     o other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and
     o an analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

8. At least annually, obtain and review a report by the independent auditor describing:

     o  the firm's internal quality control procedures;
     o any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and
     o (to assess the auditor's independence) all relationships between the independent auditor and the Company.

9. Review and preapprove both audit and nonaudit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such preapproval reported to the Audit Committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

10. Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

Financial Reporting Processes and Accounting Policies

11. In consultation with the independent auditors, review the integrity of the organization's financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).

12. Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

13. Review analyses prepared by management (and the independent auditor as noted in item 7 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

14. Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

15. Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

16. Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Legal Compliance and Risk Management

17. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

18. Discuss policies with respect to risk assessment and risk management. Such discussions should include the Company's major financial and accounting risk exposures and the steps management has undertaken to control them.

Other Responsibilities

19. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

20. Prepare the report that the SEC requires be included in the Company's annual proxy statement.

21. Annually, perform a self-assessment relative to the audit committee's purpose, duties and responsibilities outlined herein.

22. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Audit Committee or the board deems necessary or appropriate.


Audit Committee Report

        The audit committee of our board of trustees has issued the following report with respect to our audited financial statements for the fiscal year ended December 31, 2003:

o The audit committee has reviewed and discussed with our management our fiscal 2003 audited financial statements;
o The audit committee has discussed with Deloitte & Touche LLP (our independent auditors) the matters required to be discussed by Statements on Auditing Standards No. 61 as amended by Statements on Auditing Standards No. 90;
o The audit committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (which related to the auditors' independence from our Company and its related entities) and has discussed with the auditors their independence from us;

        Based on the review and discussions referred to in the three items above, the audit committee recommended to our board of trustees that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

        Submitted by the audit committee of our board of trustees:

                                                        Stanley Perla - Chairman
                                                        Richard Rosan
                                                        Scott M. Mannes


                              INDEPENDENT AUDITORS

        Deloitte & Touche LLP have been and are presently our independent auditors. Representatives of the Deloitte & Touche LLP are expected to be present at the annual meeting and to be available to respond to appropriate questions from holders of our common shares. In addition, such representatives will have the opportunity to make a statement if they desire to do so.

        The following table presents fees for professional audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for the audit of our financial statements for the fiscal years ended December 31, 2003 and December 31, 2002, and fees for other services rendered by Deloitte & Touche during those periods.


--------------------------------------------------------------------------------
                                      2003                      2002
--------------------------------------------------------------------------------
Audit Fees (a)                                $196,500                 $221,000
--------------------------------------------------------------------------------
Audit-Related Fees (b)                               -                        -
--------------------------------------------------------------------------------
Tax Fees (c)                                    42,000                   35,500
--------------------------------------------------------------------------------
All Other Fees (d)                                   -                        -
--------------------------------------------------------------------------------
                       Total                  $238,500                 $256,500
--------------------------------------------------------------------------------


(a) Fees for audit services billed in 2003 and 2002 consisted of the audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements, comfort letters, consents and other services related to Securities and Exchange Commission matters.

(b) No audit-related services were rendered by Deloitte & Touche in 2003 or 2002.

..(c)    Fees for tax services billed in 2003 and 2002 consisted of tax compliance services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of Federal, state and local income tax return assistance and REIT compliance testing.

(d) No other services were rendered by Deloitte & Touche during 2003 or 2002.

        All audit-related services, tax services and other services were pre-approved by the audit committee, which concluded that the provision of those services by Deloitte & Touche was compatible with the maintenance of Deloitte & Touche's independence in the conduct of its auditing functions.

Policy on Pre-Approval of Independent Auditor Services

        The audit committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The audit committee has established a policy regarding pre-approval of all audit and non-audit services provided by our Company's independent auditors.

        On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the audit committee is requested. The audit committee reviews these requests and advises management if the audit committee approves the engagement of the independent auditors. The audit committee may also delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any pre-approvals are reported to the audit committee at its next regularly scheduled meeting.


                            EXPENSES OF SOLICITATION

        We will bear the costs of soliciting proxies for the annual meeting. Brokers and nominees should forward soliciting materials to the beneficial owners of the common shares held of record by such person, and we will reimburse them for their reasonable forwarding expenses. In addition to the use of the mail, proxies may be solicited by our trustees and officers and the directors, officers and employees of our Advisor by personal interview or telephone.


                                VOTING PROCEDURES

General

        Equiserve, LP (the "Inspector") has been appointed the inspector of elections. The Inspector will count all votes cast, in person or by submission of a properly executed proxy, received at or prior to the annual meeting. Abstentions and "broker non-votes" (nominees holding common shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the annual meeting. However, abstentions and broker non-votes will have no effect on the vote for Proposal #1 because the vote required is a plurality of the votes actually cast (assuming the presence of a quorum). Abstentions and broker non-votes will be counted as votes against Proposal #2.

Voting

        You may vote by completing, signing and mailing the enclosed proxy card in the enclosed return envelope. In the alternative, you may also submit a proxy by telephone or on the Internet by following the instructions on the enclosed proxy card. To submit a proxy on the Internet, log on to the Internet and go to http://www.eproxyvote.com/amc, enter your voter control number and follow the directions outlined on the secure website. To submit a proxy by telephone, call toll free 1-877-PRX-VOTE (1-877-779-8683), enter your voter control number and follow the recorded instructions. Even if you plan to attend the annual meeting in person, we urge you to return your proxy card to assure the representation of your shares that the annual meeting.

Record Date

        Only holders of our common shares of record at the close of business on April 16, 2004 are entitled to receive notice of, and to vote at, the annual meeting, or any postponements or adjournments thereof. As of that date, there were approximately 8,338,180 common shares(5) issued and outstanding. Each common share entitles the record holder thereof to one vote, exercisable in person or by properly executed proxy, on all matters which properly come before the annual meeting (or any postponement or adjournment thereof).

Quorum; Adjournments

        For purposes of the annual meeting, the presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the annual meeting will constitute a quorum. If a quorum is not obtained or, as to any one or more of the proposals, if fewer common shares are voted in favor of the proposal than the number of share required for approval, the annual meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose and, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the annual meeting, except for any proxies which have theretofore effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same day for any other matter at a previous meeting.

Vote Required

        The affirmative vote of the holders of a majority of the outstanding common shares entitled to vote at the annual meeting is required to approve an amendment to our Declaration of Trust to remove the limitation on compensation payable to our independent trustees. The affirmative vote of a majority of votes cast is required to approve the amendments to our Incentive Share Option Plan. The affirmative vote of a plurality of the votes actually cast by the holders of our common shares at the annual meeting is required for the election of each of the Trustee nominees. The affirmative vote of the holders of a majority of the common shares voting either in person or by proxy at the annual meeting is required to approve, if necessary, the extension of the solicitation period.

                              SHAREHOLDER PROPOSALS

        Any shareholder proposal intended to be presented at the 2005 Annual Meeting of Shareholders must be received by us at our principal executive office not later than January 6, 2005, for inclusion in the proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                           ANNUAL REPORT ON FORM 10-K

        Upon written request by any shareholder entitled to vote at the meeting, we will furnish that person without charge a copy of our Annual Report on form 10-K for the fiscal year ended December 31, 2003, which is filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests should be addressed to Brenda Abuaf at American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022-1801.

                                 OTHER BUSINESS

        Our board of trustees does not know of any other matters to be brought before the annual meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the annual meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.


--------

5 Share amount is as of March 24, 2004 and will be updated/confirmed upon filing of the definitive proxy with the Securities and Exchange Commission

        It is important that your common shares be represented at the annual meeting. If you are unable to be present in person, please complete, date, sign and return the enclosed stamped, self-addressed proxy card, submit a proxy on the Internet at http://www.eproxyvote.com/amc, or submit a proxy by telephone by, calling toll free 1-877-PRX-VOTE (1-877-779-8683. Your failure to do so will increase the costs of operating our Company and decrease the return on your investment.

                                 By Order of the Board of Trustees

                                 /s/ Stuart J. Boesky

April 30, 2004                   Stuart J. Boesky
                                 Chairman, President and Chief Executive Officer

                                   [AMAC Logo]

Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of AMAC that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

This year, for the first time, you can vote your Shares by Internet or phone. Follow the instructions on the reverse side of proxy card if you wish to do so.

If you chose to vote by mail, please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.



Sincerely,


American Mortgage Acceptance Company

--------------------------------------------------------------------------------
                                      Proxy

                      AMERICAN MORTGAGE ACCEPTANCE COMPANY

                               625 Madison Avenue
                            New York, New York 10022

                       SOLICITED BY THE BOARD OF TRUSTEES
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Stuart J. Boesky and Alan P. Hirmes, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all common shares of American Mortgage Acceptance Company ("AMAC") held of record by the undersigned on April 16, 2004 at the Annual Meeting of Shareholders to be held on June 9, 2004 and any adjournments thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

        PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


Vote By Telephone                                           Vote By Internet
-----------------                                           ----------------
Its fast, convenient and immediate!                         It's fast, convenient and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                        confirmed and posted.
1-877-PRX-VOTE (1-888-779-8683)


--------------------------------------------------          -------------------------------------------------
 Follow these four easy steps:                               Follow these four easy steps:

 1. Read the accompanying Proxy Statement/ and               1. Read the accompanying Proxy Statement/ and
 Proxy Card.                                                 Proxy Card.
 2. Call the toll-free number 1-877-PRX-VOTE (1-             2. Go to the Website.
 888-779-8683).                                              http://www.eproxyvote.com/amc
 3. Enter your 14-digit Voter Control Number                 3. Enter your 14-digit Voter Control Number
 located on your Proxy Card above your name.                 located on your Proxy Card above your name.
 4. Follow the recorded Instructions.                        4. Follow the Instructions provided.
--------------------------------------------------          -------------------------------------------------


Your vote is important!                                     Your vote is important!
Call 1-877-PRX-VOTE anytime!                                Go to www.eproxyvote.com/amc anytime!


Do not return your Proxy Card if you are voting by Telephone or Internet
-------------------------------------------------------------------------------------------------------------------

                                   DETACH HERE

[X] Please mark votes as in this example.

THE BOARD OF TRUSTEES RECOMMENDS A  VOTE "FOR" EACH OF THE LISTED PROPOSALS

1.  Election of Trustees.                                   3. Expansion of Incentive Share Plan.
    Nominees: Stuart J. Boesky, Alan P. Hirmes                 Proposal to amend the Incentive Share Plan
    Scott M. Mannes, Stanley Perla and                         to increase the overall number of options that
    Richard M. Rosan                                           are available and to remove the 3% annual
                                                               restriction on grants.

          FOR ALL    WITHOLD ALL                               FOR       AGAINST       ABSTAIN
         [  ]        [  ]                                     [  ]        [  ]          [  ]

[  ]_________________________________                       4. In their discretion, the proxies are authorized
    FOR ALL nominees EXCEPT as noted above                     to vote upon any other business that may properly
                                                               come before the meeting.

2. Trustee Compensation Amendment.                          MARK HERE FOR ADDRESS CHANGE AND
   Proposal to amend the Declaration of Trust to            NOTE AT LEFT [ ]
   permit AMAC to remove the $10,000                        Please sign exactly as name appears hereon. Joint
   limitation on independent trustee compensation           owners should each sign. Executors,
   and give our board of trustees the discretion            administrators, trustees and guardians or other
   to set appropriate compensation levels                   fiduciaries should give full title as such. If
                                                            signing for a corporation, please sign in full
                                                            corporate name by a duly authorized officer.


 FOR       AGAINST       ABSTAIN
[  ]        [  ]          [  ]


Signature:_________________________________________ Date:____ Signature:_________________________________________ Date:___________